                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                            JONES INTERCABLE, INC.

                                      and

                U.S. TRUST COMPANY OF CALIFORNIA, N.A., Trustee

                       ---------------------------------

                         Second Supplemental Indenture

                          Dated as of March 21, 1997

                       ---------------------------------

                         8-7/8% Senior Notes Due 2007

--------------------------------------------------------------------------------

      SECOND SUPPLEMENTAL INDENTURE, dated as of March 21, 1997 (the "Second Supplemental Indenture"), to the Indenture, dated as of March 23, 1995 (the "Indenture"), between JONES INTERCABLE, INC., a corporation duly organized and existing under the laws of the State of Colorado (the "Company"), having its principal office at 9697 E. Mineral Avenue, Englewood, Colorado 80112, and U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association organized and existing under and by virtue of the laws of the United States of America (the "Trustee").

                            RECITALS OF THE COMPANY

      WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its senior debt securities (the "Securities") to be issued in one or more series as in the Indenture provided;

      WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Second Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 8-7/8% Senior Notes Due 2007 in the aggregate principal amount of $250,000,000, substantially in the form attached hereto as Exhibit A (the "8-7/8% Senior Notes"), on the terms set forth herein.

      WHEREAS, Section 11.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Securities for such purpose provided certain conditions are met;

      WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

      WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

      NOW THEREFORE:

      In consideration of the premises and the purchase and acceptance of the 8-7/8% Senior Notes by the holders thereof the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the 8-7/8% Senior Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

PARAGRAPH A.  SCOPE OF THIS SECOND
              SUPPLEMENTAL INDENTURE
              ----------------------

     The changes, modifications and supplements to the Indenture effected by this Second Supplemental Indenture in Paragraphs B and C hereof shall only be applicable with respect to, and govern the terms of, the 8-7/8% Senior Notes issued by the Company, which

                                                                               2
shall be limited in aggregate principal amount to $250,000,000, except as provided in Section 2.01(2) of the Indenture, and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

PARAGRAPH B.   ADDITIONAL PROVISIONS
               ---------------------

         B1. ADDITIONAL DEFINITIONS  - Each of the following definitions, which
             ----------------------
constitute part of this Second Supplemental Indenture, shall be inserted in proper alphabetical order in Article 1:

         Affiliate:  The term "Affiliate" of any specified Person shall mean
         ---------
     any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), when used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

         Annualized Pro Forma Operating Cash Flow:  The term "Annualized Pro
         ----------------------------------------
     Forma Operating Cash Flow" shall mean Pro Forma Operating Cash Flow for the latest fiscal quarter ended prior to the date as of which the Annualized Pro Forma Operating Cash Flow is being determined multiplied by four.

         Asset Sale:  The term "Asset Sale" shall mean the sale, transfer or
         ----------
     other disposition (other than to the Company or any of its Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of any Subsidiary, (b) all or substantially all of the assets of the Company or any Subsidiary or (c) all or substantially all of the assets of a division, line of business, cable television system, or comparable business segment of the Company or any Subsidiary.

         Capitalized Lease Obligation:  The term "Capitalized Lease Obligation"
         ----------------------------
     shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         Cash Flow Available for Interest Expense:  The term "Cash Flow
         ----------------------------------------
     Available for Interest Expense" shall mean, for any Person, for any period,
     (A) the sum of the amount for such period of (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income (excluding taxes related to gains and losses excluded from the definition of Net Income),
     (iv) depreciation expense, (v) amortization expense, and (vi) any other non-cash items reducing the Net Income of such Person for such period, minus (B) all non-cash items increasing Net Income of such Person, all as
     -----
     determined on a consolidated basis in accordance with GAAP; provided that if, during such period, such Person shall have made any Asset Sale, Cash Flow Available for Interest

     Expense of such Person for such period shall be reduced by an amount equal to the Cash Flow Available for Interest Expense (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Cash Flow Available for Interest Expense (if negative) directly attributable thereto for such period.

          Currency Agreement:  The term "Currency Agreement" shall mean any
          ------------------
     foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

          Debt:  The term "Debt" of any Person shall mean (without duplication)
          ----
     any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable or an accrued liability arising in the ordinary course of business that is not overdue by more than 120 days or that is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of the Company in accordance with GAAP.

          8-7/8% Senior Notes:  The term "8-7/8% Senior Notes" shall mean the
          -------------------
     Company's 8-7/8% Senior Notes Due 2007 originally issued in the aggregate principal amount of $250,000,000 pursuant to this Second Supplemental Indenture.

          GAAP:  The term "GAAP" shall mean generally accepted accounting
          ----
     principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect on the date hereof.

          incurrence:  The term "incurrence" shall have the meaning assigned to
          ----------
     such term in Section 5.09 hereof.

          Indebtedness:  The term "Indebtedness" of any Person shall mean the
          ------------
     Debt of such Person and shall also include, to the extent not otherwise included, any Capitalized Lease Obligation, the maximum fixed repurchase price of any Redeemable Stock, the aggregate liquidation preference of the issued and outstanding shares of preferred stock of any Subsidiary, indebtedness secured by a Lien to which the property or assets owned or held by such Person are subject (whether or not the obligations secured thereby shall have been assumed), guarantees of items that would constitute Indebtedness under this definition (whether or not such items would appear upon the balance sheet of such Person), letters of credit and letter of credit reimbursement obligations (whether or not such items would appear on such balance sheet), and obligations in respect of Currency Agreements and Interest Swap

     Obligations, and any renewal, extension, refunding or amendment of any of the foregoing. For purposes of the preceding sentence, the maximum fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon or measured by the fair market value of such Redeemable Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date.

          Interest Expense:  The term "Interest Expense" of any Person shall
          ----------------
     mean, for any period, the aggregate amount of (i) interest in respect of Indebtedness of such Person (excluding interest attributable to cable television systems held for resale and including amortization of original issue discount on any such Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Swap Obligations and Currency Agreements), and (ii) all but the principal component of rentals in respect of Capitalized Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period.

          Interest Swap Obligations:  The term "Interest Swap Obligations" shall
          -------------------------
     mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

          Lien:  The term "Lien" shall mean any lien, security interest, charge
          ----
     or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          Maturity Date:  The term "Maturity Date" shall mean the earlier to
          -------------
     occur of April 1, 2007 and the date upon which the 8-7/8% Senior Notes shall be declared due and payable pursuant to the terms of Section 7.01

          Net Income:  The term "Net Income" of any Person shall mean the net
          ----------
     income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain or loss realized upon an Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) of such Person not in the ordinary course of business, (ii) the amount of any non-recurring distribution from any Affiliated Partnership and (iii) extraordinary gains and losses.

          Pro Forma Operating Cash Flow:  The term "Pro Forma Operating Cash
          -----------------------------
     Flow" shall mean, for any period, (A) the sum of the amount for such period of (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income (excluding taxes related to gains and losses excluded from the definition of Net Income), (iv) depreciation expense, (v) amortization expense, (vi) any other non-cash items reducing the Net Income of such Person for such period, minus (B) all non-cash items increasing Net Income of such Person for such period; all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP after giving effect to the following: (i) if, during such period, the Company or any Subsidiary shall have any cable television systems held for resale, to the extent not otherwise included, Pro Forma Operating Cash Flow of the Company for such period shall be increased by an amount equal to the Pro Forma Operating Cash Flow (if positive) of such cable television system held for resale for such period or increased by an amount equal to the Pro Forma Operating Cash Flow (if negative) directly attributable thereto for such period; (ii) if, during such period, the Company or any of its Subsidiaries shall have made any Asset Sale, Pro Forma Operating Cash Flow of the Company for such period shall be reduced by an amount equal to the Pro Forma Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or decreased by an amount equal to Pro Forma Operating Cash Flow (if negative) directly attributable thereto for such period; and (iii) if, during such period, Indebtedness is incurred by the Company or any of its Subsidiaries for or in connection with the acquisition of any Person or business which immediately after acquisition is a Subsidiary or whose assets are held directly by the Company or a Subsidiary, Pro Forma Operating Cash Flow shall be computed so as to give pro forma effect to the acquisition of such Person or business as if such acquisition had occurred as of the first day of such period.

          Redeemable Stock:  The term "Redeemable Stock" shall mean any Capital
          ----------------
     Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

          Restricted Payment:  The term "Restricted Payment" shall mean, with
          ------------------
     respect to any Person, (i) the declaration or payment of any dividend on, or the making of any distribution to the holders (as such) of, any shares of its Capital Stock (other than (A) dividends or distributions payable in Capital Stock (other than Redeemable Stock) of the Company or (B) dividends or distributions from a Subsidiary to any wholly-owned Subsidiary or to the Company); or (ii) the direct or indirect purchase, redemption or other acquisition or retirement value of any Capital Stock of such Person; or
     (iii) any direct or Indirect payment to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that (a) is subordinate in right of payment to the 8-7/8% Senior Notes and (b) has a scheduled maturity subsequent to the Maturity Date of the 8-7/8% Senior Notes.

          B2. ADDITIONAL SECTIONS  - Each of the following provisions, which
              --------------------
constitute part of this Second Supplemental Indenture, is numbered to conform with the format of the Indenture:

SECTION 4.09. Optional Redemption.
              -------------------

          The Notes will not be redeemable by the Company prior to April 1, 2004. From April 1, 2004 until March 31, 2005, the Notes will be redeemable, in whole or in part, on at least 30 and not more than 60 days' notice at the option of the Company from time to time at 101.109% of principal amount, together with accrued interest to the date fixed for redemption. On or after April 1, 2005, the Notes will be redeemable, in whole or in part, on at least 30 and not more than 60 days' notice at the option of the Company from time to time at 100.000% of principal amount, together with accrued interest to the date fixed for redemption.

SECTION 5.06. Limitation on Restricted Payments.
              ---------------------------------

          The Company shall not, and shall not permit any Subsidiary to, make any Restricted Payment if at the time of making such Restricted Payment:

          (i) an Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof, or

         (ii) if upon giving effect to such payment the aggregate amount expended for all such Restricted Payments subsequent to February 29, 1992 shall exceed the sum of (a) the excess of (x) the aggregate of Cash Flow Available for Interest Expense of the Company and its Subsidiaries, on a consolidated basis, accrued during all fiscal quarters ended subsequent to February 29, 1992 over
(y) the product of (1) 1.2 and (2) the aggregate of Interest Expense of the Company and its Subsidiaries, on a consolidated basis, accrued during all fiscal quarters ended subsequent to February 29, 1992, (b) the net proceeds received by the Company from the issuance or sale, after February 29, 1992, of Capital Stock of the Company (other than Redeemable Stock) and of any convertible securities which have been converted into Capital Stock (other than Redeemable Stock) and
(c) $15,000,000.

          The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the dividend restriction set forth above on the date of declaration; (ii) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of the Company's Capital Stock (other than Redeemable Stock); and (iii) the redemption, repurchase or retirement of any Indebtedness which is subordinated to the 8-7/8% Senior Notes with the proceeds of, or in exchange for, (a) any Indebtedness of the Company which (x) is subordinate in right of payment to the 8-7/8% Senior Notes and (y) has a scheduled final maturity subsequent to the Maturity Date of the 8-7/8% Senior Notes, or (b) any shares of the Company's Capital Stock other than Redeemable Stock. Payments pursuant to clause (i) of the preceding sentence shall be included, and payments pursuant to clauses (ii) and (iii) of such sentence shall be excluded in calculating the aggregate amount of Restricted Payments pursuant to the first paragraph of this Section 5.06; provided in the case of clauses
                                             ---------
(ii) and (iii)(b) that the net proceeds from the sale of Capital Stock so applied to retire, repurchase or redeem Capital Stock or subordinated Indebtedness are excluded in calculating amounts under clause (ii)(b) of the first paragraph of this Section 5.06.

SECTION 5.07. Limitation On Transactions with Affiliates.
              ------------------------------------------

          The Company shall not, and shall not permit any Subsidiary to, engage in any single transaction or series of related transactions having a value in excess of $10,000,000 with an Affiliate of the Company (other than a Subsidiary), or any director, officer or employee of the Company or any Subsidiary, except for (i) any payment for goods or services purchased in the ordinary course of business, (ii) temporary loans or advances to any Affiliated Partnership on a basis consistent with past practice, (iii) allocation of corporate overhead to Affiliates of the Company and to the Company and its Subsidiaries on a basis which is fair and reasonable, and (iv) the making of any payment pursuant to any agreement or arrangement with any Affiliate entered into prior to the date of this Indenture. Notwithstanding the foregoing, such provision shall not prohibit any such transaction the terms of which, taken as a whole, are determined by the Board of Directors of the Company to be fair and in the best interests of the Company or any Subsidiary.

SECTION 5.09. Limitation on Additional Indebtedness.
              -------------------------------------

          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume, or become liable for, contingently or otherwise (collectively, an "incurrence"), any Indebtedness (other than the 8-7/8% Senior Notes) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of the Company and its Subsidiaries, on a consolidated basis, shall not be more than nine times Annualized Pro Forma Operating Cash Flow for the latest fiscal quarter preceding such incurrence for which financial statements are available. Notwithstanding the above, neither the Company nor any Subsidiary shall be prohibited from incurring (i) Indebtedness incurred in connection with Currency Agreements or Interest Swap Obligations, (ii) Indebtedness outstanding on the date of this Indenture, (iii) letters of credit and letter of credit reimbursement obligations that support performance obligations not to exceed $15,000,000 in the aggregate outstanding at any time and (iv) Indebtedness resulting from the extension, refunding or renewal of any Indebtedness existing prior to such extension, renewal or refunding which does not result in an increase in the principal amount of such existing Indebtedness then outstanding or, in the case of existing Indebtedness which matures subsequent to the Maturity Date, does not result in the maturity of such Indebtedness prior to the Maturity Date of the 8-7/8% Senior Notes or, if the existing indebtedness is subordinated in right of payment to the 8-7/8% Senior Notes, the Indebtedness resulting from such extension, renewal or refunding is also subordinated in right of payment to the 8-7/8% Senior Notes.

SECTION 7.01. Events of Default.
              -----------------

           Section 7.01 of the Indenture is amended by deleting subclause (f) in its entirety and substituting in lieu thereof the following:

           (f) default in the payment at final maturity of principal, or premium, if any, aggregating $5,000,000 or more with respect to any Indebtedness of the Company or any Subsidiary or the acceleration of any such Indebtedness, which default shall not be cured or waived, or which acceleration shall not be rescinded or annulled; for purposes of this Section 7.01(f), "final maturity" shall mean, in the case of Indebtedness which is payable in installments, the date on which the last installment of such Indebtedness is due or the date on which such Indebtedness is due as a result of the acceleration thereof; and

           (g) any final judgment or judgments for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect.

SECTION 12.01. Company may Consolidate, etc. Only on Certain Terms.
               ---------------------------------------------------

           Section 12.01 is amended by (i) deleting the word "and" at the end of subclause b, (ii) deleting the period at the end of subclause c and substituting in lieu thereof a semicolon followed by the word "and" and (iii) adding the following subclause at the end thereof, to read in its entirety as follows:

           (d) immediately after giving effect to such transaction on a pro forma basis, the consolidated Indebtedness of the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease or conveyance or disposition shall be made, shall not be more than nine times Annualized Pro Forma Operating Cash Flow for the latest fiscal quarter preceding such transaction for which financial statements are available.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

                              JONES INTERCABLE, INC.


                              By:  /s/ Elizabeth M. Steele
                                   ------------------------------
                                   Name:   Elizabeth M. Steele
                                   Title:  Vice President


                              U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                              By:  /s/ Sandee Parks
                                   -------------------------------
                                   Name:   Sandee Parks
                                   Title:  Vice President

                                                                       EXHIBIT A

                             [Form of Face of Note]

No.                                                                    $

                             JONES INTERCABLE, INC.

                          8-7/8% SENIOR NOTE DUE 2007


          Jones Intercable, Inc., a corporation duly organized and existing under the laws of the State of Colorado (together with any successor corporation under the Indenture hereinafter referred to, the "Company"), for value received,
hereby promises to pay to               , or registered assigns, the principal
sum of               Dollars, on April 1, 2007.

          Interest Payment Dates: April 1 and October 1, commencing on October 1, 1997.

          Record Dates: March 15 and September 15.

          This Note is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereto shall have been signed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, Jones Intercable, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:                                  JONES INTERCABLE, INC.



[Corporate Seal]                        By:
                                           ---------------------------

Attest:


---------------------------             ------------------------------
Secretary                               Chairman of the Board

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


          This is one of the 8-7/8% Senior Notes Due 2007 referred to in the Indenture dated as of March 23, 1995, as supplemented by the Second Supplemental Indenture, dated as of March 21, 1997, between Jones Intercable, Inc. and U.S. Trust Company of California, N.A., as Trustee.

                                         U.S. TRUST COMPANY OF
                                               CALIFORNIA, N.A.


                                         By:
                                            -----------------------------------
                                                   Authorized Signatory

Authentication Date:

                           [Form of Reverse of Note]

                             JONES INTERCABLE, INC.
                          8-7/8% SENIOR NOTE DUE 2007


          1. Interest and Principal Payments.  JONES INTERCABLE, INC. (together
             -------------------------------
with any successor corporation under the Indenture hereinafter referred to, the "Company") promises to pay interest on the principal amount of this 8-7/8% Senior Note Due 2007 (this "Note") at a rate equal to 8-7/8% per annum. The Company will pay interest semi-annually in arrears on each April 1 and October 1 (an "Interest Payment Date") of each year commencing October 1, 1997 to the holder of record of this Note at the close of business on the preceding March 15 and September 15, respectively. Interest on this Note will accrue from the most recent date as to which interest has been paid or, if no interest has been paid, from March 21, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company will pay the principal amount of this Note on April 1, 2007. The Company shall pay interest on overdue principal at the rate of 8-7/8% per annum and interest on overdue installments of interest, to the extent lawful, at the same rate.

          2. Method of Payment.  The Company will pay the interest on this Note
             -----------------
provided for in paragraph 1 above (except defaulted interest) to the person who is the registered holder of this Note (also referred to as the "Noteholder") at the close of business on the March 15 or September 15, as the case may be, next preceding the Interest Payment Date. The holder must surrender this Note to the Office of the Trustee in Los Angeles, California, to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay such principal and interest by its check payable in such money by mailing an interest check to the holder's registered address. If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

          3. Office or Agency of Company.  The principal office of the Trustee
             ---------------------------
in Los Angeles, California, shall be the office or agency of the Company where Notes may be presented for registration of transfer, where notices and demands with respect to the Notes and the Indenture may be served and where the Notes may be presented for payment, unless the Company shall maintain some other office or agency for such purpose and shall give the Trustee written notice thereof. In case the Company shall fail to maintain such other office or agency, presentations may be made and notices and demands may be served at the principal office of the Trustee.

          4. Indenture.  The Company issued the Notes under an Indenture dated
             ---------
as of March 23, 1995, as supplemented by the Second Supplemental Indenture, dated as of March 21, 1997 (as supplemented, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $250,000,000 in aggregate principal amount, except for Notes issued in substitution for exchanged, destroyed, lost or stolen Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

          5. Optional Redemption.
             -------------------

          The Notes will not be redeemable by the Company prior to April 1, 2004. From April 1, 2004 until March 31, 2005, the Notes will be redeemable, in whole or in part, on at least 30 and not more than 60 days' notice at the option of the Company from time to time at 101.109% of principal amount, together with accrued interest to the date fixed for redemption. On or after April 1, 2005, the Notes will be redeemable, in whole or in part, on at least 30 and not more than 60 days' notice at the option of the Company from time to time at 100.000% of principal amount, together with accrued interest to the date fixed for redemption.

          The Notes are not subject to any mandatory sinking fund or mandatory redemption.

          6. Satisfaction and Discharge of Indenture.  Subject to certain
             ---------------------------------------
conditions set forth in the Indenture, the Company may, by the deposit of funds with the Trustee, discharge its obligations under the Indenture with respect to the Notes.

          7. Denominations, Transfer, Exchange.  The Notes are in registered
             ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The officer or agent of the Company referred to in
Section 3 hereof may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          8. Persons Deemed Owners.  The Company, the Trustee and any agent of
             ---------------------
the Company or the Trustee may treat the Person in whose name this Note is registered upon the books maintained at the office or agency of the Company for the registration of Notes as the owner for all purposes.

          9. Amendments and Waivers.  The Company and the trustee, with the
             ----------------------
consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, may execute supplemental indentures (which shall comply with the provisions of the Trust Indenture Act of 1939, as amended, as then in effect) for the purpose of adding, changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture may (i) extend the stated maturity of the Notes, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), without the consent of each holder of the Notes, (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of each holder of the Notes then outstanding, or

(iii) modify any of the provisions concerning modification of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each holder of the Notes.

          10.  Events of Default and Remedies.  Events of Default under the
               ------------------------------
Indenture include the following: a default in payment of principal of, or premium, if any, on the Notes at maturity; a default in payment of interest on the Notes, and continuance of such default for a period of 30 days; a failure by the Company for 60 days after notice in the manner prescribed in the Indenture to perform any other of the covenants or agreements in the Indenture; certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; default in the payment at the final maturity of principal or premium, if any, aggregating $5,000,000 or more with respect to other Indebtedness of the Company or any Subsidiary or the acceleration of any such Indebtedness which default shall not be cured or waived, or which acceleration shall not be rescinded or annulled; or a rendering of a final judgment in excess of $5,000,000 against the Company or any Subsidiary that is not discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes to be due and payable immediately. The Indenture provides that such declaration in certain events may be annulled by the holders of a majority in aggregate principal amount of the Notes then outstanding. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Company must furnish annual compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference and is subject in its entirety to the more complete description thereof contained in the Indenture.

          11.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may engage or be interested in any financial or other transactions with the Company or any Subsidiary or Affiliate, and may buy, own, hold and sell any Notes or other securities of the Company or its Subsidiaries and Affiliates, make loans to and maintain any and all other general banking and business relations with the Company or its Subsidiaries and Affiliates, and may otherwise deal with the Company or its Subsidiaries and Affiliates, as if it were not the Trustee.

          12.  No Recourse Against Others.  No recourse shall be had for the
               --------------------------
payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          13.  Authentication.  This Note shall not be valid until authenticated
               --------------
by the manual signature of the Trustee or an authenticating agent.

          14.  Unclaimed Money.  If money for the payment of principal of or
               ---------------
interest on the Notes remains unclaimed for two years after the date upon which such payment shall have become due, the Trustee or any paying agent will pay the money back to the Company at its request. After such payment, holders entitled to any portion of such money must look solely to the Company for payment thereof.

          15.  Definitions and Abbreviations.  All terms used in this Note which
               -----------------------------
are defined in the Indenture shall have the meanings assigned to them in the Indenture. Customary abbreviations may be used in the name of a Noteholder or an assignee such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Jones Intercable, Inc., 9697 E. Mineral Avenue, Englewood, Colorado 80112.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

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                 (insert assignee's soc. sec. or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (print or type assignee's name, address and zip code)

and irrevocably appoint

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agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                    Your Signature:
      ------------                        -----------------------------------
                                          (Sign exactly as your name appears
                                          on the other side of this Note.)


Signature Guarantee:
                     -----------------------